Exhibit 99.1

News Release

For more information, contact:
Teresa Paulsen MEDIA
Vice President, Corporate Communication
ConAgra Foods, Inc.
tel: 402-595-5210

Chris Klinefelter ANALYSTS
Vice President, Investor Relations
ConAgra Foods, Inc.
tel: 402-595-4154

www.conagrafoods.com

FOR IMMEDIATE RELEASE

CONAGRA FOODS REPORTS SOLID SALES PERFORMANCE AND DOUBLE-

DIGIT EPS GROWTH; REAFFIRMS GUIDANCE FOR FISCAL YEAR 2009 EPS

AND IMPROVED OUTLOOK FOR CONSUMER FOODS PROFITS

Second Quarter Highlights:

•	Strong EPS growth from continuing operations, as reported and on a comparable basis

•	Commercial Foods sales and profit performance very strong

•	Consumer Foods positioned for improved back half

•	Supply chain savings ahead of plan, successful SG&A focus

•	On track for EPS from continuing operations of slightly above $1.50, excluding items impacting comparability

OMAHA, Neb., Dec. 17, 2008 — ConAgra Foods, Inc., (NYSE: CAG) one of North America’s leading food companies, today reported results for the fiscal 2009 second quarter ended Nov. 23, 2008 and confirmed that it expected total year diluted EPS from continuing operations to be slightly above $1.50, excluding items that impact comparability. Diluted EPS from continuing operations was $0.38 for the quarter, an increase of 41% from prior-year levels of $0.27. Overall sales grew 11%, reflecting the company’s pricing actions across all segments over the last few quarters. Excluding $0.05 per diluted share of net expense in the current quarter and $0.03 of expense in the prior-year quarter from items that impact comparability, diluted EPS from continuing operations in the

-more-

CONAGRA FOODS

current quarter was $0.43, an increase of 43% from $0.30 in the year ago period. Items impacting comparability in the current year and prior year are summarized toward the end of this release.

Gary Rodkin, ConAgra Foods’ chief executive officer, commented, “I am pleased to reconfirm our earnings outlook for fiscal 2009 given the dynamics of the current marketplace. Commercial Foods continued its outstanding top and bottom-line performance by managing volatile input costs through nimble pricing actions and operating excellence. We also substantially reduced operating costs through an over-delivery against cost savings targets in the Consumer Foods supply chain and successfully focused on SG&A expenses. While comparable Consumer Foods profits were down, we are confident that changes in our merchandising, slowing inflation, and other planned operating changes will reverse this trend in the back half of the year. Recent trends support our confidence for balance-of-year results.”

Consumer Foods Segment (62% of Year-to-date sales)

Branded consumer products sold in retail and foodservice channels.

The Consumer Foods segment posted sales of $2,043 million and operating profit of $253 million in the current quarter, and $1,956 million of sales and $247 million of operating profit in the year-ago period. The following segment commentary relates to comparable performance unless otherwise indicated (see page 8 for Regulation G reconciliation):

Consumer Foods’ comparable sales growth was 4%, reflecting price increases necessitated by higher input costs as well as a 4% decline in unit volume. Brand details and subsegment performance can be found in the financial information and Q&A document accompanying this release.

Consumer Foods’ comparable operating profit declined 8% to $253 million. Input cost inflation was approximately $170 million, significantly more than year-ago amounts. As expected, overall volume declines as well as previously discussed profit challenges for the Banquet® and Wesson® brands adversely impacted profits. Positive benefits occurred from strong sales performance in mass and club channels, lower SG&A expenses, and higher-than-planned cost savings.

-more-

CONAGRA FOODS

The company expects comparable year-over-year profit growth for this segment in the back half of the fiscal year due to benefits from adjustments to merchandising programs, favorable cost savings trends and an expected moderation of input cost increases.

Commercial Foods Segment (38% of Year-to-date sales)

Specialty potato, dehydrated vegetable, seasonings, blends, flavors, and milled grain products sold to foodservice, retail and commercial channels worldwide.

During the quarter, sales for the Commercial Foods segment were $1,222 million, 23% ahead of last year, primarily reflecting increased prices driven by input cost increases for flour milling and, to a lesser extent, the Lamb Weston specialty potato operations. Segment operating profit was $156 million for the quarter, 18% ahead of the year-ago amounts; the profit increase reflects the overall sales growth along with operating efficiencies in the flour milling operations, including the favorable impact of a very high-quality wheat crop. Acquisitions at Lamb Weston contributed to profit growth, as did more efficient operations and improved performance from Gilroy dehydrated products and specialty spices. As the company has previously stated, given the unusually strong profits for this segment in the third quarter of fiscal 2008 due to market opportunities in the flour milling operations, the company has not planned for Commercial Foods profits in the third quarter of fiscal 2009 to be above year-ago amounts.

Hedging Activities – This language primarily relates to operations other than the company’s milling operations.

The company uses hedging activities to manage the risk in its plans for the cost of various commodity inputs and, to a lesser extent, foreign exchange. To improve the transparency of segment operating results, the company began utilizing a new methodology for presenting derivative gains and losses in the first quarter of fiscal 2009. This methodology temporarily classifies mark-to-market gains and losses as unallocated Corporate expense. The company later transfers the gains or losses to segment operating profit when the underlying item being hedged is expensed in cost of goods sold for the applicable operating segment. Prior-year amounts utilized a different methodology, which classified the hedge gain or loss in the segment operating results regardless of when the underlying item was expensed. Prior year second-quarter results include $25 million of net derivative gains ($24 million for Consumer Foods, and $1 million for Commercial Foods other than the milling operations). This change in methodology was discussed in detail in the company’s first-quarter fiscal 2009 earnings release dated Sept. 18, 2008. An example of the new methodology is presented in the written Q&A document accompanying that release.

-more-

CONAGRA FOODS

For the quarter, the company experienced a net increase of $48 million, or $0.06 per diluted share, in unallocated Corporate expense from net derivative losses (reflecting the net of gains, losses and reclassifications to operating segment results); this net amount is listed as an item impacting comparability in the applicable summary. Prior year net gains are not listed as an item impacting comparability.

Other Items

•

Corporate expense was $111 million for the quarter and $126 million in the year-ago period. Current year amounts include $48 million related to net derivative losses; excluding this amount, unallocated Corporate expense was $64 million in the quarter vs. $126 million last year.

•

Equity method investments generated a $2 million profit for the second quarter, down from $13 million in the year-ago period; the decline primarily reflects higher short-term potato costs for an international potato joint venture.

•

Net interest expense was $43 million in the current quarter and $62 million in the year-ago period. Current-quarter amounts include income on the note receivable held in connection with the recent divestiture of the company’s Trading & Merchandising operations.

•

The effective tax rate for continuing operations for the quarter was 33%, slightly lower than planned. The EPS impact of the lower-than-planned tax rate is listed among the items impacting comparability. Going forward, the company expects an effective tax rate of approximately 34%-35% for continuing operations, excluding items impacting comparability.

Capital Items

•	Dividends paid during the quarter totaled $86 million versus $88 million last year, reflecting fewer shares outstanding.

-more-

CONAGRA FOODS

•

For the quarter, capital expenditures from continuing operations for property, plant, and equipment were $115 million, compared with $104 million in the year-ago period. Depreciation and amortization expense from continuing operations was approximately $79 million for the quarter; this compares with a total of $74 million in the year-ago period. The company continues to expect capital expenditures for the fiscal year in the range of $475 million.

Outlook

The company expects improved Consumer Foods operating profit in the second half of fiscal 2009, particularly in the fiscal fourth quarter. Reflecting recent trends and the expected Consumer Foods operating profit improvement, the company reaffirms its expectations for fiscal 2009 diluted EPS from continuing operations of slightly above $1.50, excluding items impacting comparability.

Major Items Affecting Second-quarter Fiscal 2009 EPS Comparability

Included in the $0.38 diluted EPS from continuing operations for the second quarter of fiscal 2009:

•

Approximately $0.06 per diluted share of net expense related to the net losses on derivatives used to hedge input costs, temporarily classified in unallocated Corporate expense. This expense will later be reclassified to the operating segments when underlying items are expensed in segment results. This methodology was implemented in the first quarter of fiscal 2009; prior-year amounts used a different methodology that expensed such costs in segment results regardless of when the related item was utilized or the related derivative liquidated.

•	Approximately $0.01 per diluted share of net benefit from a lower-than-planned effective income tax rate.

Included in the $0.27 diluted EPS from continuing operations for the second quarter of fiscal 2008 (EPS amounts rounded and after tax):

•

Expense of approximately $0.03 per diluted share, or $27 million pretax, for costs related to the pot pie recall. Approximately $19 million impacted gross profit for the Consumer Foods segment, and approximately $8 million is reflected within SG&A expense for the Consumer Foods segment. The tax rate associated with this expense is approximately 38%.

-more-

CONAGRA FOODS

Discussion of Results

ConAgra Foods will host a conference call at 9:30 a.m. EST to discuss the results. Following the company’s remarks, the call will include a question-and-answer session with the investment community. Domestic and international participants may access the conference call toll-free by dialing 1-800-260-6066 and 1-913-312-0654, respectively. No confirmation or pass code is needed. This conference call also can be accessed live on the Internet at http://investor.conagrafoods.com.

A rebroadcast of the conference call will be available after 1 p.m. EST. To access the digital replay, a pass code number will be required. Domestic participants should dial 1-888-203-1112, and international participants should dial 1-719-457-0820 and enter pass code 7570064. A rebroadcast also will be available on the company’s Web site.

In addition, the company has posted a question-and-answer supplement relating to this release at http://investor.conagrafoods.com. To view recent company news, please visit http://media.conagrafoods.com.

ConAgra Foods, Inc., (NYSE: CAG) is one of North America’s leading food companies, serving grocery retailers, as well as restaurants and other foodservice establishments. Popular ConAgra Foods consumer brands include: Banquet®, Chef Boyardee®, Egg Beaters®, Healthy Choice®, Hebrew National®, Hunt’s®, Marie Callender’s®, Orville Redenbacher’s®, PAM®, Peter Pan®, Reddi-wip® and many others. For more information, please visit us at www.conagrafoods.com.

-more-

CONAGRA FOODS

Note on Forward-looking Statements:

This release contains forward-looking statements. These statements are based on management’s current views and assumptions of future events and financial performance and are subject to uncertainty and changes in circumstances. The company undertakes no responsibility for updating these statements. Readers of this release should understand that these statements are not guarantees of performance or results. Many factors could affect the company’s actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements. These factors include, among other things, availability and prices of raw materials, product pricing, future economic circumstances, industry conditions, the company’s ability to execute its operating and restructuring plans, competitive environment and related market conditions, operating efficiencies, the ultimate impact of the company’s recalls, access to capital, actions of governments and regulatory factors affecting the company’s businesses and other risks described in the company’s reports filed with the Securities and Exchange Commission. The company cautions readers not to place undue reliance on any forward-looking statements included in this release, which speak only as of the date made.

-more-

CONAGRA FOODS

Regulation G Disclosure

Consumer Foods Segment

Below is a reconciliation of segment operating profit exclusive of the pot pie recall costs.

	Consumer Foods Segment Reconciliation
	(impacted by rounding)
(Dollars in millions)	Q2 FY09	Q2 FY08	% Change
Consumer Foods Segment Operating Profit	$253	$247	2%
Banquet Pot Pie Recall Costs	—	27	NA

Consumer Foods Segment Adjusted Operating Profit	$253	$274	(8)%

-more-

CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

	SECOND QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent Change
	November 23, 2008	November 25, 2007
SALES
Consumer Foods	$2,042.8	$1,956.2	4.4%
Commercial Foods	1,221.5	995.0	22.8%

Total	3,264.3	2,951.2	10.6%

OPERATING PROFIT
Consumer Foods	$252.5	$247.1	2.2%
Commercial Foods	155.5	131.8	18.0%

Total operating profit for segments	408.0	378.9	7.7%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(111.4)	(126.0)	(11.6)%
Interest expense, net	(42.7)	(62.2)	(31.4)%

Income from continuing operations before income taxes and equity method investment earnings	$253.9	$190.7	33.1%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

-more-

CONAGRA FOODS

ConAgra Foods, Inc.

Segment Operating Results

(in millions)

	SECOND QUARTER
	26 Weeks Ended	26 Weeks Ended	Percent Change
	November 23, 2008	November 25, 2007
SALES
Consumer Foods	$3,911.2	$3,667.2	6.7%
Commercial Foods	2,418.7	1,905.1	27.0%

Total	6,329.9	5,572.3	13.6%

OPERATING PROFIT
Consumer Foods	$439.6	$434.4	1.2%
Commercial Foods	288.3	252.4	14.2%

Total operating profit for segments	727.9	686.8	6.0%

Reconciliation of total operating profit to income from continuing operations before income taxes and equity method investment earnings
Items excluded from segment operating profit:
General corporate expense	(208.8)	(196.6)	6.2%
Interest expense, net	(92.8)	(117.0)	(20.7)%

Income from continuing operations before income taxes and equity method investment earnings	$426.3	$373.2	14.2%

Segment operating profit excludes general corporate expense, equity method investment earnings, and net interest expense. Management believes such amounts are not directly associated with segment performance results for the period. Management believes the presentation of total operating profit for segments facilitates period-to-period comparison of results of segment operations.

-more-

CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

(in millions, except per share amounts)

	SECOND QUARTER
	13 Weeks Ended	13 Weeks Ended	Percent Change
	November 23, 2008	November 25, 2007
Net sales	$3,264.3	$2,951.2	10.6%
Costs and expenses:
Cost of goods sold	2,577.8	2,209.0	16.7%
Selling, general and administrative expenses	389.9	489.3	(20.3)%
Interest expense, net	42.7	62.2	(31.4)%

Income from continuing operations before income taxes and equity method investment earnings	253.9	190.7	33.1%
Income tax expense	84.4	68.6	23.0%
Equity method investment earnings	1.9	12.5	(84.8)%

Income from continuing operations	171.4	134.6	27.3%
Income from discontinued operations, net of tax	(3.3)	110.2	NA

Net income	$168.1	$244.8	(31.3)%

Earnings per share – basic
Income from continuing operations	$0.38	$0.28	35.7%
Income from discontinued operations	—	0.22	(100.0)%

Net income	$0.38	$0.50	(24.0)%

Weighted average shares outstanding	447.1	487.3	(8.3)%

Earnings per share – diluted
Income from continuing operations	$0.38	$0.27	40.7%
Income from discontinued operations	(0.01)	0.23	NA

Net income	$0.37	$0.50	(26.0)%

Weighted average share and share equivalents outstanding	449.5	490.7	(8.4)%

-more-

CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Statements of Earnings

(in millions, except per share amounts)

	SECOND QUARTER
	26 Weeks Ended	26 Weeks Ended	Percent Change
	November 23, 2008	November 25, 2007
Net sales	$6,329.9	$5,572.3	13.6%
Costs and expenses:
Cost of goods sold	5,051.9	4,211.3	20.0%
Selling, general and administrative expenses	758.9	870.8	(12.9)%
Interest expense, net	92.8	117.0	(20.7)%

Income from continuing operations before income taxes and equity method investment earnings	426.3	373.2	14.2%
Income tax expense	150.3	129.7	15.9%
Equity method investment earnings	2.8	22.1	(87.3)%

Income from continuing operations	278.8	265.6	5.0%
Income from discontinued operations, net of tax	331.7	154.6	114.6%

Net income	$610.5	$420.2	45.3%

Earnings per share – basic
Income from continuing operations	$0.61	$0.54	13.0%
Income from discontinued operations	0.72	0.32	125.0%

Net income	$1.33	$0.86	54.7%

Weighted average shares outstanding	458.5	488.4	(6.1)%

Earnings per share – diluted
Income from continuing operations	$0.60	$0.54	11.1%
Income from discontinued operations	0.72	0.31	132.3%

Net income	$1.32	$0.85	55.3%

Weighted average share and share equivalents outstanding	461.0	491.9	(6.3)%

-more-

CONAGRA FOODS

ConAgra Foods, Inc.

Consolidated Balance Sheets

(in millions)

	November 23, 2008	November 25, 2007
ASSETS
Current assets
Cash and cash equivalents	$132.1	$140.8
Receivables, less allowance for doubtful accounts of $14.4 and $16.5	972.1	957.1
Inventories	2,280.8	2,048.8
Prepaid expenses and other current assets	455.5	347.2
Current assets held for sale	—	2,314.1

Total current assets	3,840.5	5,808.0
Property, plant and equipment, net	2,565.7	2,267.3
Goodwill	3,477.6	3,463.2
Brands, trademarks and other intangibles, net	824.3	803.4
Other assets	1,062.6	240.8
Noncurrent assets held for sale	—	229.3

	$11,770.7	$12,812.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes payable	$300.1	$321.7
Current installments of long-term debt	316.8	15.4
Accounts payable	1,019.5	920.5
Accrued payroll	175.5	238.9
Other accrued liabilities	860.0	781.5
Current liabilities held for sale	—	1,126.0

Total current liabilities	2,671.9	3,404.0
Senior long-term debt, excluding current installments	2,856.6	3,173.7
Subordinated debt	195.9	200.0
Other noncurrent liabilities	1,271.7	1,213.4
Noncurrent liabilities held for sale	—	16.5
Common stockholders’ equity	4,774.6	4,804.4

	$11,770.7	$12,812.0

# # #